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                                                                    EXHIBIT 10.9

                           REVENUE SHARING AGREEMENT


     This Agreement is entered into and effective as of this 10th day of May, 1996 by and between Interlink Computer Sciences (hereinafter referred to as "Agent"), with offices at 47370 Fremont Boulevard, Fremont, California 94538 and Legato Systems, Inc., (hereinafter referred to as "Seller"), with offices at 3145 Porter Drive, Palo Alto, California 94306.

     1.   Appointment. Subject to the terms and conditions of this Agreement,
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Seller hereby appoints Agent and Agent's authorized representatives as Seller's sales representative for Seller's products listed in Seller's published price list (the "Products") to end user customers ("End Users") worldwide.

     2.   Validity of Terms and Conditions. The terms and conditions of this
          --------------------------------
Agreement shall remain valid until otherwise superseded or changed by mutual agreement of Seller and Agent.

     3.   Product Ordering Process. To order Product(s), Agent shall secure a
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purchase order from an End User which must contain, at a minimum, the following information: (i) identification of Product(s) by quantity, Product number from Seller's published price list, description and charge, and (ii) shipment instructions including destination, method of shipment (UPS-Ground is standard) and requested delivery dates. Terms and conditions on such purchase order shall not modify this Agreement unless agreed to in writing by Seller.

     4.   Promotional Materials. Seller shall furnish Agent with reasonable
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quantities of samples, catalogues, literature, demo and trial copies of the
Products and any other materials Seller deems necessary for proper promotions and sales presentations of its Products at no charge.

     5.   Trademarks. During the term of this Agreement, Agent shall have the
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right to indicate to the public that it is an authorized representative of
Seller's Products and to advertise such Products under the trademarks, marks, and trade names of Seller that Seller may adopt from time to time ("Seller's Trademarks") and in the promotion of the Products; provided, however, that upon thirty (30) days prior written notice to Agent, Seller may substitute alternative marks for any or all of the Seller's Trademarks. All representations of Seller's Trademarks that Agent intends to use shall first be submitted to Seller for approval (which shall not be unreasonably withheld) of design, color and other details or shall be exact copies of those used by Seller.

     6.   Pricing and Terms. Seller shall provide Agent with copies of its
          -----------------
current published price list, its delivery schedule and its standard terms and conditions of sale, as established from time to time. Agent shall quote to End Users only those authorized prices (within a range of a [*]% discount from the published price list), delivery schedules and other terms and conditions of sale. Seller shall provide Agent sixty (60) days advance written notice of changes to Seller's published list prices for Products.

                      [*Confidential Treatment Requested]

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     7.   Agent Commission. Agent's compensation under the terms of this
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Agreement shall be a commission computed in accordance with this Section 7. The commission shall apply to all purchase orders for Products solicited by Agent that have been accepted by Seller and for which shipment has occurred. Agent shall receive a commission on such sales of Product(s) which is equal to the amount derived from the following formula: Commission = invoiced price to End User for Product - [*]% of Legato list price for Product as of date of order. In special marketing situations in which the foregoing commission is not commercially viable for Agent, Seller agrees to negotiate an adjusted commission in good faith.

     8.   Taxes. Seller shall include applicable sales taxes on the invoice
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presented to the End User, and shall be responsible for tax accounting and remittance for the transactions.

     9.   Cancellation and Rescheduling of Products. Once an order is placed by
          -----------------------------------------
an End User, Agent will retain responsibility for advising Seller of changes in such End User's planned acceptance date or ship-to location of which Agent is notified. Changes in shipment date or locations must be received ten (10) days in advance of shipment.

     10.  Discontinued Products and Releases. Seller will give Agent thirty (30)
          ----------------------------------
days prior written notice if Seller discontinues Products or supersedes existing Products with new releases of Products.

     11.  Credit and Payment. Seller shall have the sole right of credit
          ------------------
approval or credit refusal for End Users in all cases. Seller shall render all invoices directly to End Users and shall send copies of all invoices subject to commission to Agent. Payments by End Users shall be made directly to Seller. Full responsibility for all collection rests with Seller.

     12.  Commission Payment. Payment of commissions shall be in United States
          ------------------
dollars. The commission on a given purchase order shall be due and payable net thirty (30) days after the end of the calendar month in which Seller receives payment from the End User. Commissions shall be earned and paid pro rata on partial payments received.

     13.  Monthly Statements. Seller shall submit to Agent monthly statements of
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the commissions due and payable to Agent under the terms of this Agreement, with reference to the specific invoices on which the commissions are being paid.

     14.  Inspection of Records. Agent shall have the right during the term of
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this Agreement and for a period of two (2) years thereafter to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records necessary to verify the accuracy of commissions paid by Seller under the terms of this Agreement. Such inspections shall take place upon not less than fifteen (15) days prior written notice to Seller during Seller's normal business hours and on a date mutually agreed upon by the parties. Prompt adjustment shall be made by Seller to Agent corresponding to the net amount of any underpayment of commissions due hereunder. If such

                      [*Confidential Treatment Requested]

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inspection reveals an underpayment of more than five percent (5%), then Seller shall promptly reimburse Agent for the cost of the inspection.

     15.  Warranty. Seller warrants the Product(s) in accordance with its
          --------
standard Product(s) warranties, copies of which are available upon request. The warranties provided for the Product(s) are exclusive warranties and remedies and are in lieu of any other warranties or remedies expressed or implied, including the implied warranty of merchantability or fitness for intended or particular purpose. Agent shall refer all End User warranty inquiries and claims to Seller.

     16.  Limitation of Liability. EXCEPT FOR SELLER'S OBLIGATIONS UNDER
          -----------------------
SECTION 19 BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS OR ANY OTHER SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, AND WHETHER BASED ON CONTRACT, TORT
(INCLUDING NEGLIGENCE), PRODUCTS LIABILITY OR ANY OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     17.  No Commitment. Notwithstanding any provision of this Agreement, the
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parties acknowledge and agree that Agent does not commit, promise or agree to achieve any level of sales of the Products for Seller.

     18.  Intellectual Property Indemnity.
          -------------------------------

          18.1 Seller shall defend, or at its option settle, and Seller agrees, at its own expense, to defend or at its option to settle, any third party claim, suit or proceeding (collectively, "Action") brought against Agent alleging the Products infringe any patent, copyright or trademark, subject to the limitations hereinafter set forth. Seller will have sole control of any such Action or settlement negotiations, and Seller agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Agent on such issue in any such Action defended by Seller. Agent agrees to notify Seller promptly in writing of such Action, give Seller authority to proceed as contemplated herein, and give Seller proper and full information and assistance to settle and/or defend any such Action at Seller's expense. Seller will not be liable for any costs or expenses incurred without its prior written authorization.

          18.2 THIS SECTION 18 STATES SELLER'S TOTAL RESPONSIBILITY AND LIABILITY, AND AGENT'S SOLE REMEDY, FOR ANY ACTUAL OR ALLEGED
INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT BY ANY PRODUCTS DELIVERED HEREUNDER, OR ANY PART THEREOF. THIS SECTION IS IN LIEU OF AND REPLACES ANY OTHER EXPRESS, IMPLIED OR STATUTORY WARRANTY AGAINST
INFRINGEMENT.

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     19.  Term and Termination.
          --------------------

          19.1 This Agreement shall remain in effect for an initial term of five
(5) years. This Agreement may be renewed for successive one (1) year terms by written agreement of the parties prior to the anniversary date on which the Agreement would otherwise expire.

          19.2 If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the non-defaulting party may terminate this Agreement by written notice effective immediately at the end of that period.

          19.3 Either party may terminate this Agreement for any or no reason upon thirty (30) days prior written notice to the other party.

          19.4 Upon termination, Seller shall pay commissions to Agent on all purchase orders meeting both of the following requirements: (i) the purchase order is solicited by Agent, and (ii) the purchase order is accepted by Seller within thirty (30) days after the date of termination of this Agreement.

          19.5 The following provisions shall survive any expiration or termination of this Agreement: 14, 16, 18, 19, 20-27.

     20.  Applicable Law. This Agreement will be interpreted under California
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law and both Seller and the Agent consent to the exclusive jurisdiction and venue of the state and federal courts of the State of California to adjudicate any dispute arising out of or related to this Agreement.

     21.  Enforcement and Provisions. Failure on any occasion by Seller or Agent
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to enforce any term or condition will not prevent enforcement on any other occasion.

     22.  Modification and Waiver. All changes to these terms and conditions
          -----------------------
must be in writing and approved by both Seller and Agent.

     23.  Severability of Provisions. If part of these terms and conditions is
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prohibited, the remainder will still be valid.

     24.  Software. Agent agrees that any software supplied by Seller with its
          --------
Product(s) will be licensed subject to the terms and conditions of the "break-the-seal" End User license agreement provided with the Products and that the Agent will not disturb, remove, or separate the such license agreement from the packaging of such software.

     25.  Proprietary Information. Seller and Agent agree that information
          -----------------------
disclosed to the other party hereunder, identified verbally or in writing as proprietary, shall be held in confidence and

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not disclosed hereunder in the same manner and with the same precautions as it treats and safeguards its own proprietary information.

     26.  Notices. All notices will be effective when received in writing.
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Notices to Agent will be given at the address on the front of this agreement and notices to Seller will be given at 3145 Porter Drive, Palo Alto, California 94304, Attention: Contract Administration. Either party can give notice of an address change provided such notice is in writing.

     27.  Entire Agreement. This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof and supersedes all prior agreements relating thereto, written or oral, between the parties.


     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

INTERLINK COMPUTER SCIENCES, INC.

By:   Charles W. Jepson
   -------------------------
        (Name)

    President & CEO
   -------------------------
        (Title)

   /s/ Charles W. Jepson                        May 13, 1996
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        (Signature)                                 (Date)


LEGATO SYSTEMS, INC.

By:    Louis Cole
   -------------------------
        (Name)

    President
   --------------------------
        (Title)

   /s/ Louis C. Cole                           May 10, 1996
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        (Signature)                                (Date)

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